UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2004

Knight-Ridder, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-7553	38-0723657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 W. San Fernando Street, Suite 1500, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 938-7700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On November 22, 2004, The Miami Herald Publishing Company (“MHPC”), a division of Knight-Ridder, Inc. (the “Company”), announced that Carlos Abaunza, Vice President and Controller of the Company, will become the Vice President/Strategic Planning of MHPC effective February 1, 2005.

(c) Mr. Abaunza will continue to serve as the Company’s principal accounting officer until February 1, 2005, when Gary Effren, currently Senior Vice President/Finance and Chief Financial Officer of the Company, will become the principal accounting officer of the Company. The Company announced on November 10, 2004, that Mr. Effren will become the Company’s Vice President/Finance effective January 1, 2005. Mr. Effren, age 48, has served as the Company’s Senior Vice President/Finance and Chief Financial Officer since 2001 and as Vice President/Controller from 1995 to 2001. Mr. Effren is a certified public accountant and received an M.B.A. from the University of Miami and a B.S. in accounting from Rider College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KNIGHT-RIDDER, INC.

By:	/s/ Carlos Abaunza
Carlos Abaunza
Vice President and Controller

Date: November 26, 2004